As filed with the Securities and Exchange Commission on October 1, 2013.

Registration No. 333-189402

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTAVIS PLC

(Exact name of registrant as specified in its charter)

Ireland	2834	98-1114402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

(862) 261-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul M. Bisaro

President and Chief Executive Officer

Actavis, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(862) 261-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Charles Ruck, Esq. R. Scott Shean, Esq. Stephen B. Amdur, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626-1925 (714) 540-1235	David A. Buchen, Esq. Chief Legal Officer - Global and Secretary Actavis, Inc. Morris Corporate Center III 400 Interpace Parkway Parsippany, NJ 07054 (862) 261-7000	Ryan T. Sullivan, Esq. General Counsel Warner Chilcott Public Limited Company c/o Warner Chilcott Corporation 100 Enterprise Drive Rockaway, New Jersey 07866 (973) 442-3200	Michael Davis, Esq. H. Oliver Smith, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger and the acquisition described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

Registration Number: 333-189402

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

EXPLANATORY NOTE

This post–effective Amendment No. 1 to Actavis plc’s (formerly known as Actavis Limited) Registration Statement on Form S-4 (Registration No. 333-189402) originally filed with the Securities and Exchange Commission on June 18, 2013 (as amended by Amendment No. 1, filed July 31, 2013) (as so amended, the “Registration Statement”), is being filed for the sole purpose of replacing Exhibit 5.1: Form of Opinion of Matheson, previously filed with the Registration Statement, with a final, executed version of Exhibit 5.1, filed herewith. The Registration Statement is hereby amended, as appropriate, to reflect the replacement of such exhibit. This Registration Statement became effective upon filing with the Commission on July 31, 2013 in accordance with Rule 462(d) under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules.

(a) The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this joint proxy/registration statement.

Exhibit Number	Exhibit Description

2.1*	Transaction Agreement, dated May 19, 2013, by and among Actavis, Inc., Warner Chilcott Public Limited Company, Actavis Limited (now known as Actavis plc), Actavis Ireland Holding Limited, Actavis W.C. Holding LLC (now known as Actavis W.C. Holding Inc.) and Actavis W.C. Holding 2 LLC (now known as Actavis W.C. Holding 2 Inc. (included as Annex A to the joint proxy statement/prospectus that is a part of this registration statement)

2.2*	Part A of Appendix III to Rule 2.5 Announcement (Conditions of the Acquisition and the Scheme) (included as Annex B to the joint proxy statement/prospectus that is a part of this registration statement)

2.3*	Expenses Reimbursement Agreement, dated as of May 19, 2013, by and between Warner Chilcott and Actavis (included as Annex C to the joint proxy statement/prospectus that is a part of this registration statement)

3.1*	Form of Memorandum and Articles of Association of Actavis Limited (now known as Actavis plc) (included as Annex D to the joint proxy statement/prospectus that is a part of this registration statement)

5.1	Opinion of Matheson as to the validity of the New Actavis ordinary shares

8.1*	Opinion of Davis Polk & Wardwell LLP, relating to tax matters

8.2*	Opinion of Latham & Watkins LLP, relating to tax matters

21.1*	Subsidiaries of Actavis Limited

23.1	Consent of Matheson (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Actavis

23.3*	Consent of KPMG ehf., independent auditors for Actavis Pharma Holding 4 ehf. and Actavis S.à r.l.

23.4*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Warner Chilcott

23.5*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.1*)

23.6*	Consent of Latham & Watkins LLP (included in Exhibit 8.2*)

24.1*	Power of Attorney

99.1*	Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. - Audited and Unaudited Combined/Consolidated Financial Statements (incorporated by reference to Exhibit 99.1 to Watson Pharmaceuticals, Inc.’s Current Report on Form 8-K filed on September 27, 2012)

99.2*	Consent of BofA Merrill Lynch

99.3*	Consent of Greenhill

99.4*	Consent of Deutsche Bank

99.5*	List of Relevant Territories for DWT Purposes (included as Annex H to the joint proxy statement/prospectus that is a part of this registration statement)

99.6*	Form of Proxy Card for Actavis Special Meeting

99.7*	Form of Proxy Card for Warner Chilcott Court Meeting and Warner Chilcott EGM

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post–effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on the 1st day of October, 2013.

ACTAVIS PLC

By:	/s/ David A. Buchen
David A. Buchen
Chief Legal Officer – Global and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post–effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated below on October 1, 2013.

Signature	Title

* Paul Bisaro	President and Chief Executive Officer (Principal Executive Officer)

* R. Todd Joyce	Chief Financial Officer – Global (Principal Financial Officer)

* James D’Arecca	Vice President, Chief Accounting Officer (Principal Accounting Officer)

* Paul Bisaro	Director

* James H. Bloem	Director

* Christopher Bodine	Director

* Tamar Howson	Director

* John A. King	Director

* Catherine M. Klema	Director

* Jiri Michal	Director

* Jack Michelson	Director

* Patrick O’Sullivan	Director

* Ronald Taylor	Director

* Andrew Turner	Director

* Fred G. Weiss	Director

* By:	/s/ David A. Buchen
Name: Title:	David A. Buchen Attorney-in-Fact

Exhibit Index

Exhibit Number	Exhibit Description

2.1*	Transaction Agreement, dated May 19, 2013, by and among Actavis, Inc., Warner Chilcott Public Limited Company, Actavis Limited (now known as Actavis plc), Actavis Ireland Holding Limited, Actavis W.C. Holding LLC (now known as Actavis W.C. Holding Inc.) and Actavis W.C. Holding 2 LLC (now known as Actavis W.C. Holding 2 Inc. (included as Annex A to the joint proxy statement/prospectus that is a part of this registration statement)

2.2*	Part A of Appendix III to Rule 2.5 Announcement (Conditions of the Acquisition and the Scheme) (included as Annex B to the joint proxy statement/prospectus that is a part of this registration statement)

2.3*	Expenses Reimbursement Agreement, dated as of May 19, 2013, by and between Warner Chilcott and Actavis (included as Annex C to the joint proxy statement/prospectus that is a part of this registration statement)

3.1*	Form of Memorandum and Articles of Association of Actavis Limited (now known as Actavis plc) (included as Annex D to the joint proxy statement/prospectus that is a part of this registration statement)

5.1	Opinion of Matheson as to the validity of the New Actavis ordinary shares

8.1*	Opinion of Davis Polk & Wardwell LLP, relating to tax matters

8.2*	Opinion of Latham & Watkins LLP, relating to tax matters

21.1*	Subsidiaries of Actavis Limited

23.1	Consent of Matheson (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Actavis

23.3*	Consent of KPMG ehf., independent auditors for Actavis Pharma Holding 4 ehf. and Actavis S.à r.l.

23.4*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Warner Chilcott

23.5*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.1)

23.6*	Consent of Latham & Watkins LLP (included in Exhibit 8.2)

24.1*	Power of Attorney

99.1*	Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. - Audited and Unaudited Combined/Consolidated Financial Statements (incorporated by reference to Exhibit 99.1 to Watson Pharmaceuticals, Inc.’s Current Report on Form 8-K filed on September 27, 2012)

99.2*	Consent of BofA Merrill Lynch

99.3*	Consent of Greenhill

99.4*	Consent of Deutsche Bank

99.5*	List of Relevant Territories for DWT Purposes (included as Annex H to the joint proxy statement/prospectus that is a part of this registration statement)

99.6*	Form of Proxy Card for Actavis Special Meeting

99.7*	Form of Proxy Card for Warner Chilcott Court Meeting and Warner Chilcott EGM

*	Previously filed.